UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2016
Remark Media, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 900 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Completion of Acquisition of China Branding Group Limited

On September 20, 2016, Remark Media, Inc. (“we”, “us” or “our”), together with our wholly-owned subsidiary KanKan Limited, completed the acquisition (the “CBG Acquisition”) of assets of China Branding Group Limited (“CBG”), pursuant to the terms of the Second Amended and Restated Asset and Securities Purchase Agreement, dated as of the same date (the “Purchase Agreement”). The Purchase Agreement amended and restated the Amended and Restated Asset and Securities Purchase Agreement, dated as of July 6, 2016 (the “Prior Agreement”), previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2016, which had amended and restated the Asset and Securities Purchase Agreement, dated as of May 16, 2016 (the “Prior Agreement”), previously described in our Current Report on Form 8-K filed with the SEC on May 18, 2016. The amendments to the Prior Agreement reflected in the Purchase Agreement include, among other things, (i) changes related to the placement of CBG into official liquidation, (ii) changes to the indemnification provisions and (iii) changes related to the CBG Acquisition Warrants (as defined below) such that they are issuable after the closing of the CBG Acquisition at a time to be determined by CBG and will be exercisable for seven years after the closing date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. We have included the Purchase Agreement to provide investors and stockholders with information regarding its terms, but not to provide any other factual information about us or any of the other parties. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules.

The aggregate consideration for the CBG Acquisition included (i) approximately $7.4 million of cash and (ii) the future issuance of seven-year warrants (the “CBG Acquisition Warrants”) to purchase up to 6,250,000 shares of our common stock at an exercise price of $10.00 per share, subject to certain anti-dilution adjustments (collectively, the “Purchase Price”). At closing, the parties deposited $375,000 of the cash portion of the Purchase Price into escrow for 15 months to secure certain obligations of CBG under the Purchase Agreement. The CBG Acquisition Warrants are not exercisable unless we obtain the approval of our stockholders for issuances under the Purchase Agreement and in related transactions (including under the CBG Acquisition Warrants and the CBG Financing Warrants (as defined below)) in excess of 19.9% of our shares outstanding in accordance with Nasdaq Listing Rule 5635 (the “Stockholder Approval”). In connection with the CBG Acquisition and the Amendment (as defined below), we entered into Voting Agreements with certain stockholders collectively holding approximately 37% of our shares outstanding providing for their agreement to vote in favor of the Stockholder Approval. We intend to hold a special meeting of stockholders to seek the Stockholder Approval within 90 days after the closing of the CBG Acquisition (the “Special Meeting”).

Acquisition Financing

On September 20, 2016, concurrently with the closing of the CBG Acquisition, we entered into the First Amendment to Financing Agreement, dated as of the same date (the “Amendment”), to amend the Financing Agreement, dated as of September 24, 2015 (as amended, the “Financing Agreement”), between certain of our subsidiaries as borrowers (together with us, the “Borrowers”), certain of our subsidiaries as guarantors (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and MGG Investment Group LP, in its capacity as collateral agent and administrative agent for the Lenders (“MGG”). Pursuant to the Amendment, the Lenders agreed, among other things, (i) to extend additional credit to the Borrowers under the Financing Agreement in the additional principal amount of $8,000,000 and (ii) to modify certain of the financial covenants in the Financing Agreement, including financial covenants with respect to quarterly EBITDA levels, in a manner beneficial to us. The amount outstanding under the Financing Agreement will accrue interest at three month LIBOR plus 10.0% per annum, payable monthly, and has a maturity date of September 24, 2018. The Amendment and related documents also provide for certain fees payable to the Lenders and for the issuance of the CBG Financing Warrants.

As a condition to closing the Financing Amendment, we issued to affiliates of MGG warrants to purchase up to 2,670,736 shares of our common stock at an exercise price of $5.50 per share, subject to certain anti-dilution adjustments (the “CGB Financing Warrants”). The CBG Financing Warrants also provide as follows: (i) the CBG Financing Warrants expire on

September 24, 2020; (ii) the CBG Financing Warrants are exercisable on a cashless basis only; (iii) the number of shares of our common stock issuable upon exercise of the CBG Financing Warrants and the exercise price thereof are subject to anti-dilution protection; and (iv) the CBG Financing Warrants may not be exercised if a holder, together with its affiliates, collectively would beneficially own in excess of 9.99% of our common stock after giving effect to such exercise. Also, we are not permitted to issue any shares under the CBG Financing Warrants to the extent that the issuance of such shares, when aggregated together with issuances in related transactions in accordance with Nasdaq rules, would exceed 19.9% of the shares outstanding, unless we obtain the Stockholder Approval.

On September 20, 2016, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) to provide the holders of the CBG Financing Warrants with registration rights for the shares of our common stock issuable under such warrants.

The foregoing descriptions of the Amendment, the Registration Rights Agreement and the CBG Financing Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 10.2 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

We incorporate the information set forth in Item 1.01 with respect to the closing of the CBG Acquisition into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

We incorporate the information set forth in Item 1.01 with respect to the Amendment into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

We incorporate the information set forth in Item 1.01 with respect to the issuance of our common stock pursuant to the CBG Financing Warrants into this Item 3.02 by reference. The offer and sale of such securities is being made in reliance upon an exemption from the registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, based upon representations made by the Lenders in the Amendment and related documents.

Item 8.01	Other Events

On September 21, 2016, we issued a press release announcing the closing of the CBG Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1
Second Amended and Restated Asset and Securities Purchase Agreement, dated as September 20, 2016, by and among China Branding Group Limited (in official liquidation), certain of its managers and subsidiaries listed on the signature page thereto, the joint official liquidators, KanKan Limited and Remark Media, Inc. [1]

4.1	Form of CBG Acquisition Warrant.
4.2	Form of CBG Financing Warrant.
10.1
First Amendment to Financing Agreement, dated as of September 20, 2016, by and among Remark Media, Inc. and certain of its subsidiaries named as Borrowers and Guarantors, the Lenders and MGG Investment Group LP, as Collateral Agent and Administrative Agent for the Lenders.

10.2	Registration Rights Agreement dated as of September 20, 2016, by and between Remark Media, Inc. and the Subscribers listed on the signature page thereto.
99.1	Press release dated September 21, 2016.

1.
We have omitted certain schedules and exhibits to this agreement in accordance with Item 601(b)(2) of Regulation S-K. We will furnish a copy of any omitted schedule and/or exhibit to the SEC upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date:	September 26, 2016	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer